EXHIBIT 10.4
2009-1 AMENDMENT
TO THE
STEELCASE INC. DEFERRED COMPENSATION PLAN
(Effective as of September 1, 1999)
          This 2009-1 Amendment to the Steelcase Inc. Deferred Compensation Plan (“Plan”) is adopted by Steelcase Inc.
          Pursuant to Section 6.10 of the Plan, Steelcase Inc. amends the Plan as follows:
A.
          Effective November 1, 2008, a new Section 5.5 is added as follows:
          5.5 Special Distribution Election
          A Participant may make a special one-time election, no later than December 31, 2008, to change the date and form of payment of all or a portion of the Participant’s Deferral Account. A Participant who elects to change the date or form of distribution of all or a portion of his or her Deferral Account under this Section 5.5 shall receive his or her distribution as elected, provided that the date of payment shall be no earlier than January 1, 2009. Notwithstanding the preceding provisions of this Section 5.5, the current deferral election of a Participant who elects to change the date or form of distribution of all or a portion of his or her Deferral Account shall continue in effect for the remainder of the Plan Year beginning March 1, 2008. In addition, a Participant who elects to change the date or form of payment of all or a portion of his or her Deferral Account may still elect to defer a portion of his or her Base Salary or Bonus to be earned during any Plan Year beginning on or after March 1, 2009 by making an election in accordance with Section 4.1 during the Election Period applicable to such Plan Year.
B.
          In all other respects, the Plan shall be unchanged.
Signature
          Steelcase Inc. executes this 2009-1 Amendment to the Steelcase Inc. Deferred Compensation Plan on the date stated below.

STEELCASE INC.
Dated: December 22, 2008	By	/s/ Nancy W. Hickey
Nancy W. Hickey

Its	Senior Vice President
Chief Administrative Officer